UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 20, 2012
________________________

ASIA GREEN AGRICULTURE CORPORATION
(Exact name of registrant as specified in its charter)
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Nevada	0-53343	26-2809270
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Shuinan Industrial Area, Songxi County, Fujian Province,
China	353500
(Address of principal executive offices)	(Zip Code)

(+86) 0599-2335520
(Registrant's telephone number, including area code)

NA
(Former Name or Former Address, if Changed Since Last Report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

This Current Report on Form 8-K is filed by Asia Green Agriculture Corporation, a Nevada corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein:

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Company held its Annual Meeting of Stockholders on June 20, 2012 at 10:00a.m., Beijing Time.

(b)	The voting results from the Annual Meeting were as follows:

1.                Each of the following five (5) nominees was elected to our Board of Directors to serve until the next annual meeting of stockholders in 2013 or until his successor is duly elected and qualified, and received the number of votes set forth below. There are neither broker non-votes nor abstentions.

Name	For	Against
Zhan Youdai	22,471,347	0
Zhang He	22,471,347	0
Cheng Sing Wai	22,471,347	0
Lum Pak Sum	22,471,347	0
Mak Ka Wing Patrick	22,471,347	0

2.                The ratification of the appointment of PKF Hong Kong as our independent registered public accounting firm for the 2012 fiscal year was approved by a vote of 22,471,347 shares in favor. There were neither shares against nor abstaining and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GREEN AGRICULTURE CORPORATION

By:	/s/ TSANG YIN CHIU STANLEY
Name:	Tsang Yin Chiu Stanley
Title:	Chief Financial Officer

Date: June 25, 2012